                                                                  EXHIBIT 3.01



Microfilm Number              Filed with the Department of State on   1/26/99
                 ------------                                       ------------


Entity Number
              -------------           ------------------------------------------
                                            SECRETARY OF THE COMMONWEALTH


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)


         In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.    The NAME of the corporation is: Entercom Communications Corp.


2. The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a) 401 City Avenue, Suite 409    Bala Cynwyd    PA    19004    Montgomery
          ----------------------------------------------------------------------
          Number and Street                City       State   Zip       County

      (b)
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                 County

      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The STATUTE by or under which it was incorporated is: Business Corporation Law, Act of May 5, 1933, as amended


4.    The DATE of its incorporation is: October 21, 1968


5.    (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

            The amendment shall be effective upon filing these Articles of ----- Amendment in the Department of State.

        X   The amendment shall be effective on: January 28, 1999 at 11:59 p.m.
      -----                                      ----------------    -----------
                                                       Date              Hour

6. (CHECK ONE OF THE FOLLOWING):

        X   The amendment was adopted by the shareholders (or members) pursuant
      ----- to 15 Pa.C.S. Section 1914(a) and (b).

            The amendment was adopted by the board of directors pursuant to 15 ----- Pa.C.S. Section 1914(c).

7.    (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

            The amendment adopted by the corporation, set forth in full, is as ----- follows:


        X   The amendment adopted by the corporation is set forth in full in
      ----- Exhibit A attached hereto and made a part hereof.

8.    (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

        X   The restated Articles of Incorporation supersede the original
      ----- Articles and all amendments thereto.


      IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 26th day of January, 1999.


                                    ENTERCOM COMMUNICATIONS CORP.
                                    --------------------------------------------
                                               (Name of Corporation)



                                    BY: /s/ John C. Donlevie
                                       -----------------------------------------
                                                     (Signature)



                                    TITLE: Executive Vice President

                                                                       EXHIBIT A


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          ENTERCOM COMMUNICATIONS CORP.
                          (A Pennsylvania Corporation)

      The Articles of Incorporation of Entercom Communications Corp. are hereby amended and restated in their entirety to read as follows:

      FIRST: Corporate Name. The name of the corporation is Entercom Communications Corp. (hereinafter referred to as the "Corporation").

      SECOND: Registered Office. The location and post office address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.

      THIRD: Original Incorporation. The Corporation was incorporated under the provisions of the Business Corporation Law, Act of May 5, 1933, as amended. The date of its incorporation is on October 21, 1968.

      FOURTH: Method of Adoption. These Amended and Restated Articles of Incorporation were duly adopted by vote of the shareholders in accordance with Sections 1914 and 1915 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL").

      FIFTH: Corporate Purposes. The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the Pennsylvania BCL.

      SIXTH: Corporate Existence. The term of existence of the Corporation is perpetual.

      SEVENTH: Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 350,000,000 shares, par value of one cent ($.01) per share, consisting of:

      (a)   200,000,000 shares of Class A Common Stock (the "Class A Common
            Stock");

      (b)   75,000,000 shares of Class B Common Stock (the "Class B Common
            Stock");

      (c) 50,000,000 shares of Class C Common Stock (the "Class C Common Stock" and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"); and

      (d)   25,000,000 shares of Preferred Stock.

      EIGHTH: Reclassification. Upon these Amended and Restated Articles of Incorporation becoming effective with the Pennsylvania Secretary of State:

      (a) each share of the common stock, par value $.05, whether voting or non voting, of the Corporation (the "Existing Common Stock"), held by record by any shareholder other than the Management Shareholders (as hereinafter defined) and issued and outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent one validly issued, fully paid and non-assessable share of Class A Common Stock; and

      (b) each share of the Existing Common Stock held of record by the Management Shareholders and issued and outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent one validly issued, fully paid and non-assessable share of Class B Common Stock.

      Each certificate representing shares of Existing Common Stock shall thereafter represent that number of shares of either Class A Common Stock or Class B Common Stock, as determined in the previous sentences. Each person holding of record a stock certificate or certificates representing shares of Existing Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, to which such person is entitled.

      NINTH: Preferred Stock. The Board of Directors may authorize the issuance from time to time of Preferred Shares in one or more classes or series and with designations, voting rights, preferences, and special rights, if any, as the Board of Directors may fix by resolution.

      TENTH: Rights of Common Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock are as follows:

      (a) General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect and shall be treated identically in all respects.


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
      (b) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on each class of Common Stock and only:

            (i) in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock;

            (ii) in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock; and

            (iii) in shares of Class C Common Stock (or rights to subscribe for or to purchase shares of Class C Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock.

      (c)   Voting.

            (i) Class A and Class B. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with respect to all matters submitted to a vote of shareholders with each such holder having the number of votes specified in subparagraph (ii) below, except:

                  (A) with respect to the election of directors which shall be governed by subparagraphs (iii) and (iv) below;

                  (B) with respect to any Going Private Transaction (as hereinafter defined), which shall be governed by subparagraph (v) below; and

                  (C)   as otherwise provided by law.

            (ii) Class A and Class B Votes Per Share. The Class A Common Stock shall entitle the holders thereof to one (1) vote per share. The Class B Common


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
                  Stock shall entitle the holders thereof to ten (10) votes per share at such times as the shares are voted by a Management Shareholder in his own right in person or by proxy or pursuant to a Qualified Voting Agreement; at all other times the holders of Class B Common Stock shall be entitled to one vote per share.

            (iii) Election of Directors. The holders of Class A Common Stock and
                  Class B Common Stock, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than the Class A Directors elected pursuant to subparagraph (iv) below and the directors, if any, who may be elected by the holders of any class or series of Preferred Stock) with each share of Class A Common Stock and each share of Class B Common Stock entitling the holder thereof to the number of votes specified in subparagraph (ii) above.

            (iv) Election of Class A Directors. The Board of Directors shall appoint the initial Class A Directors. Commencing with the first annual meeting of shareholders after completion of an IPO, the holders of Class A Common Stock shall be entitled by class vote, exclusive of all other shareholders, to elect two directors of the Corporation (the "Class A Directors") with each share of Class A Common Stock entitling the holder thereof to one (1) vote per share; provided, each director elected pursuant to this subparagraph must be an Independent Director (as hereinafter defined).

            (v) Going Private Transactions. With respect to a vote on a Going Private Transaction in which the Management Shareholders will remain shareholders after such transaction, the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each share of Class A Common Stock and Class B Common Stock entitled to one vote.

            (vi) Class C. The Class C Common Stock shall not be entitled to vote, except as required by law.

      (d) Conversion of Class A Common Stock by a Regulated Entity. The shares of Class A Common Stock shall be convertible in whole or in part at any time only by a Regulated Entity (as hereinafter defined) at the option of such holder or holders, into an equal number of fully paid and non-assessable shares of Class C Common Stock, for no additional consideration. Such right shall be exercised by delivering to the office of the Corporation, or the transfer agent, (A) the certificate or certificates representing the shares of Class A Common Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, (B) written notice to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Class C Common Stock issued upon such conversion is to be issued, and (C) evidence satisfactory to the Corporation that the holder of the Class A Common Stock is a Regulated Entity. Conversion shall be deemed to have been effected as of the date as of which the conversion is recorded on the books of the Corporation. The Corporation shall deliver, or cause the transfer agent to deliver, a certificate or certificates for the Class C Common Stock as promptly as reasonably practicable after the conversion has been recorded on the books of the Corporation.

      (e)   Conversion of Class B Common Stock.

            (i) Voluntary Conversion of Class B Common Stock. Subject to any necessary approval of the FCC (as hereinafter defined), the shares of Class B Common Stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof, into an equal number of fully paid and non-assessable shares of Class A Common Stock, for no additional consideration. Such right shall be exercised by delivering to the office of the Corporation (A) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (B) written notice to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected as of the date as of which the conversion is recorded on the books of the Corporation; provided, however, that to the extent a conversion shall require the approval of the FCC, the conversion shall become effective at the time and date as the order of the FCC approving such event shall become a Final Order (as hereinafter defined). The Corporation shall cause the transfer agent to deliver a certificate or certificates for the Class A Common Stock as promptly as reasonably practicable after the conversion has been recorded on the books of the Corporation.

            (ii) Automatic Conversion of Class B Common Stock. Except for a transfer pursuant to subsection (f) of this Article TENTH, each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock for no additional consideration upon any sale, assignment, gift, bequest, appointment or other transfer, voluntary or involuntary, subject to any necessary approval of the FCC (an "Event of Automatic Conversion"). Promptly upon the occurrence of an Event of Automatic Conversion, the holder of the shares of Class B Common Stock being converted shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, at the office of the Corporation. The conversion of the shares of Class B Common Stock subject to the Event of Automatic Conversion shall be the date as of which the conversion is recorded on the books of the Corporation. The Corporation shall cause the transfer agent to deliver a certificate or certificates for the Class A Common Stock as promptly as reasonably practicable after the conversion has been recorded on the books of the Corporation.

                  The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the recording of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Class B Permitted Transferee. The good faith determination by the Secretary of the Corporation that an Event of Automatic Conversion has occurred shall be final and binding as to the holder of the shares in question for purposes of determining the holders right to vote such shares.

      (f) Transfer of Class B Common Stock. No person holding shares of Class B Common Stock of record may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, as Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except (i) to a Management Shareholder, or
            (ii) to a Permitted Class B Transferee (as hereinafter defined). Upon any attempted transfer of shares of Class B Common Stock not permitted hereunder such shares shall be automatically converted into Class A Common Stock as provided by subsection (e)(ii) of this Article TENTH.

      (g) Pledges of Class B Common Stock. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Article TENTH. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Class B Transferee or shall be converted into shares of Class A Common Stock.

      (h) Conversion of Class C Common Stock. Subject to any necessary approval of the FCC, the shares of Class C Common Stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof into an equal number of fully paid and non-assessable shares of Class A Common Stock, for no additional consideration; provided, that, if as a result of such conversion, a Regulated Entity


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
            would own more than 4.99% (or such higher percentage as is permitted by the Bank Holding Company Act of 1956, as amended (the "BHC Act")) of the shares of Class A Common Stock then outstanding, such conversion shall be permitted with respect to such excess only to the extent that (A) such conversion shall occur in connection with
            (i) a widely distributed public offering of Class A Common Stock, and/or (ii) a transfer pursuant to Rule 144 under the Securities Act or any similar rule then in force pursuant to which no purchaser or group of related purchasers acquires more than two percent (2%) of the Class A Common Stock, and/or (B) such Regulated Entity shall sell or transfer such excess shares of Class A Common Stock in a transfer to the Corporation, or in a transfer permitted pursuant to the BHC Act. Such right shall be exercised by delivery to the office of the Corporation (A) the certificate or certificates representing the shares of Class C Common Stock, to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (B) written notice to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected as of the date as of which the conversion is recorded on the books of the Corporation. The Corporation shall cause the transfer agent to deliver a certificate or certificates for the Class A Common Stock as promptly as reasonably practicable after the conversion has been recorded on the books of the Corporation.

      (i) Transfer of Class C Common Stock. No person that is a Regulated Entity holding shares of Class C Common Stock of record may transfer, and the Corporation shall not register the transfer of, such shares of Class C Common Stock, as Class C Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except only under the following circumstances: (i) in a widely distributed public offering of Class C Common Stock; (ii) in a transfer pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force pursuant to which no purchaser or group of related purchasers acquires more than two percent (2%) of the Class A Common Stock; (iii) in a transfer to the Corporation;
            (iv) in a transfer to an Affiliate of such holder; (v) in a transfer to a Regulated Entity; or (vi) in a transfer otherwise permitted under the BHC Act.

      (j) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock and Class C


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
            Common Stock, as applicable; moreover, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

      (k) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph
            (k), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

      (l) Reissue of Shares. Shares of Class B Common Stock that are converted into shares of Class A Common Stock, as provided herein, shall be retired and canceled and shall not be reissued.

      (m) Dividends on Converted Shares. Any dividends declared and not paid on shares of Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

      (n) Street Name. Shares of Class B Common Stock and Class C Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose "beneficial owner" shall mean any person who, or entity which, possesses the power, singly or jointly, to direct the disposition of such shares.

      ELEVENTH: Definitions. Capitalized terms used in these Amended and Restated Articles of Incorporation and not otherwise defined are used with the meanings set forth below.

            "Affiliate" shall have the same meaning as such term has under Rule 12b-2 of the Exchange Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934.


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
            "FCC" shall mean the Federal Communications Commission.

            "Final Order" shall mean an order, action or decision of the FCC (without the inclusion of any material adverse conditions not customarily imposed with respect to such orders, actions or decisions) (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) with respect to which (A) no timely request has been filed for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion has expired or (B) in the event of review, reconsideration, or appeal, such review, reconsideration, or appeal has been denied and the time for further review, reconsideration, or appeal has expired.

            "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 transaction," as such term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act; provided, however, that the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined in these Amended and Restated Articles of Incorporation.

            "Independent Director" shall mean a person who is not an officer or employee of the Corporation or its subsidiaries or a "family member" of any of the foregoing, and who does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this definition, "family member" shall mean a spouse, sibling, child, parent, brother-in-law, sister-in-law, mother-in-law or father-in-law.

            "IPO" shall mean a firm commitment underwritten initial public offering of Class A Common Stock for cash pursuant to a registration statement under the Securities Act of 1933 where the aggregate proceeds to the Company (prior to deducting any underwriters' discounts and commissions from such offering) exceed $10 million.

            "Management Shareholder" shall mean Joseph M. Field or David J.
            Field.

            "Pennsylvania BCL" shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

            "Permitted Class B Transferee" A "Permitted Class B Transferee" shall mean:

            (i) A Management Shareholder, the spouse or lineal descendant of a Management Shareholder and any spouse of such lineal descendant;

            (ii) The trustee of a trust (including a voting trust) principally for the benefit of one or more of the persons described in (i) above;

            (iii) The estate of any of the persons described in (i) above.

            (iv)  For purposes of the definition of Permitted Class B
                  Transferee:

                  (A) The relationship of any person that is derived by or through legal adoption shall be treated the same as if such relationship were a natural one.

                  (B) Ownership in the form of joint tenancy by a Permitted Class B Transferee shall be considered ownership by the Permitted Class B Transferee provided that the terms of such joint tenancy includes a right of survivorship. Upon the death of a Permitted Class B Transferee, at least one of the surviving joint tenants must independently qualify as a Permitted Class B Transferee or there will be an Event of Automatic Conversion.

                  (C) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered to be held by a Class B Holder for so long as the person entitled to vote the shares under applicable laws independently qualifies as a Permitted Class B Transferee or there will be an Event of Automatic Conversion.

                  (D) Unless otherwise specified, the term "person" means both natural persons and legal entities.

            "Qualified Voting Agreement" shall mean any proxy, voting agreement, voting trust or similar document, instrument or agreement pursuant to which a Management Shareholder generally controls the vote of the shares of Class B Common Stock held by a Management Shareholder or held by a Permitted Class B Transferee which shares are subject to such Qualified Voting Agreement (the "Qualified Voting Shares"), regardless of whether the beneficial owner of the Qualified Voting Shares reserves or is granted a limited right to vote the Qualified Voting Shares in certain circumstances or retains the right to revoke such right and/or to reinstate such right at any time or from time to time. A good faith determination by the Board of Directors as to whether a proxy, voting agreement, voting trust or similar document, instrument or agreement constitutes a Qualified Voting Agreement shall be conclusive and binding on all shareholders.

            "Regulated Entity" means (i) any entity that is a "bank holding company" (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the "BHC Act")) or any non-bank subsidiary of such an entity and (ii) any entity that, pursuant to Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

      TWELFTH: General.

      (a) Issuance of Shares. Subject to the foregoing provisions of these Amended and Restated Articles of Incorporation, the Corporation may issue shares of its Class A Common Stock, Class C Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing provisions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

      (b) Rights and Options. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation except Class B Common Stock, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or otherwise provided in a plan relating to the issuance of such rights and options which has been approved by the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

      THIRTEENTH: Board of Directors. The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as stated in the Corporation's By-Laws.

      FOURTEENTH: No Cumulative Voting. The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

      FIFTEENTH: Restrictions of Foreign Ownership. The following provisions are included for the purpose of ensuring that the control and management of the Corporation remain with citizens of the United States and/or corporations formed under the laws of the Unites States or any of the states of the United States, as required by the Communications Act of 1934, as


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amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"):

      (a)   Definition of Alien. "Alien" shall mean:

            (i) a person who is a citizen of a country other than the United States;

            (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States;

            (iii) a government other than the government of the United States or of any state, territory, or possession of the United States;
                  or

            (iv) a representative of, or an individual or entity controlled by, any of the foregoing.

      (b) Restrictions on Issuances and Transfer. The Corporation shall not issue any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of:

            (i) the total number of all shares of such capital stock outstanding at any time and from time to time, or

            (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time.

            The Corporation shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

      (c) Restrictions on Ownership by Aliens. No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of:

            (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time, or

            (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and


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
                  issuances and transfers of capital stock of the Corporation in violation of this subsection (c) shall be prohibited.

      (d) Powers of the Board of Directors to Implement Alien Ownership Restrictions. The Board of Directors shall have all powers necessary to implement the provisions of this Article FIFTEENTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien, to prohibit the vote by any Alien, and to take or cause to be taken such action as it deems appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of the capital stock on certificates representing such capital stock.

      (e) Redemption. Without limiting the generality of the foregoing and notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Sections 1521 and 1906 of the Pennsylvania BCL, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms, conditions and procedures of such redemption shall be as follows:

            (i) the redemption price of the shares to be redeemed pursuant to this Article FIFTEENTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith;

            (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;

            (iii) if the aggregate redemption price for all of the Alien-owned shares to be redeemed exceeds $5 million in the aggregate during any one year period consisting of any twelve (12) consecutive calendar months, then the Corporation may elect to pay the balance of any redemption price after the Corporation has paid $5 million in any such period in installments not to exceed $5 million per year in the aggregate, with interest payable semi-annually at a rate equal to the six-month LIBOR rate for such six-month period from time to time as determined by the Board of Directors in good faith;


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
            (iv) if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

            (v) at least 10 days' prior written notice of the redemption, which notice shall specify the date the redemption is to be effective (the "Redemption Date"), shall be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and such cash and securities are subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

            (vi) from and after the Redemption Date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares excepting only payment of dividends declared prior to the Redemption Date for which the record date precedes the Redemption Date) shall cease and terminate, and the holders thereof thereafter shall be entitled only to receive the cash or securities payable upon redemption; and

            (vii) such other terms and conditions as the Board of Directors shall determine.

      SIXTEENTH: Indemnification. The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Pennsylvania BCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article SIXTEENTH is in effect. Any repeal or amendment of this Article SIXTEENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article SIXTEENTH. Such right shall include the right to be paid


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
by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Pennsylvania BCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Pennsylvania BCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

      Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article SIXTEENTH shall extend to proceedings involving the negligence of such Person.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

      SEVENTEENTH: Personal Liability of Directors and Officers.

      (a) Directors. A director of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated


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
            Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      (b) Officers. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      EIGHTEENTH: Powers of the Board of Directors. All of the power of the Corporation, insofar as it may be lawfully vested by these Amended and Restated Articles of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors of the Corporation.

      NINETEENTH: Special Meetings. Special meetings of the shareholders may only be called by the Chairman or Chief Executive Officer of the Corporation or by resolution of the Board of Directors; provided, however, that if there are two vacancies in the offices for the Class A Directors, then the holders of 50% of the Class A Common Stock outstanding shall have the right to call a special meeting of shareholders for the purpose of electing Class A Directors to fill such vacancies.


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